Exhibit 3.7(h)

(Requester's Name) (Address) (Address) (City/state/Zip/Phone#) Ƒ PICK - UP Ƒ WAIT Ƒ MAIL (Business Entity Name) , (Document Number)·. Certified Copies _ Certificates of.Status. s .. ..··. - Special Instructions to Filing Officer: Office Use Only 300159216683 0t:/0S/0'.3 -- 0101f; -- 002 HJS. 00 Ź - < (/) c:, <0 r - m r - n )>;;:, x,. ::r: r.,·1 c:: G") '"r'= ..,,::a,_; U'),::: - : - I U1 U>·==:: r - - o :,,. m ,, '"Tl , r - v, 0 :x 9 c:, co o ::c> c;:;:; >" C.COULLIETIE ,1(JC, 0 7 2009 EXAMINER

COVER LETTER TO: Amendment Section Division of Corporations •: NAME OF CORPORATION: Harbor Brewing Company, Inc DOCUMENT NUMBER: P06000140411 The enclosed Articles of Amendment and fee are submitted for filing. Please return all correspondence concerning this matter to the following: Guy Jean - Pierre Name of Contact Person Jean - Pierre and Jean - Pierre, LLC Firm/ Company 23150c Sandalfoot Plaza Drive Address Boca Raton, FL 33428 City/ State and Zip Code contact@seawaycapital.com E - mail address: (to be used for future annua l report not1hcat1on) For further information concerning this matter, please call: M_el_is_a_C_o_e_ll_o at ( Name of Contact Person 561 ) 8 _5_2 - _54_ 40 Area Code & Daytime Telephone Number _ Enclosed is a check for the following amount made payable to the Florida Department of State: IZ] $35 Filing Fee D $43.75 Filing Fee & Certificate of Status Mailing Address Amendment Section Division of Corporations P.O. Box 6327 Tallahassee, FL 32314 0$43.75 Filing Fee & Certified Copy (Additional copy is enclosed) D $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed) Street Address Amendment Section Division of Corporations Clifton Building 2661 Executive Center Circle Tallahassee, FL 3230 I

Articles of Amendment to Articles of Incorporation of Harbor Brewing Company, Inc. (Name of Corporation as currently filed with the Florida Dept of State) P06000140411 (Document Number of Corporation (if known) Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation: A. If amending name. enter the new name of the corporation: H _a_c_ke_t_t'_s_S_to_r_e_s - ' - ,_ln_c_ . The new name must be distinguishable and contain the word "corporation," "company, or "'incorporated" or the abbreviation '"Corp . ,·· "'Inc . , .. or Co . , .. or the designation "Corp, " "'Inc," or "'Co ... A· professional corporation name must contain the word "chartered ... ''professional association, "or the abbreviation "P . A . " B. Enter new principal office address. if applicable: (Principal office address MUST BE A STREET ADDRESS) C. Enter new mailing address. if applicable: (Mailing address.MAY BE A POST OFFICE BOX) a r: _ - v, c . 5 D. If amending the registered agent and/or registered office address in Florida. enter the n il - of tllj , new registered agent and/or the new registered office address: 1 .r> - , · ' CO Name o[New Regl,tered Agent: New Registered Offlce Address: (Florida street address) Florida (City) (Zip Code) New Registered Agent's Signature. if changing Registered Agent: I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position. Signature of New Registered Agent, if changing Page I of3

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If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added: EAttach additional sheets, if necessary) Ii!!£ Name Address Type of Action 0 Add D Remove 0 Add D Remove 0 Add D Remove E. If amending or adding additional Articles, enter change(s) here: (attach additional sheets, /{necessary). (Be specific) Authorizing and Filing Series C Preferred Stock (certificate of designation attached) F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares , . provisions for implementing the amendment if not contained in the amendment itself : (if not applicable. indicate NIA) Page 2 of3

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The date of each amendment(s) adoption: _J_u ly_3_1_,2_0_0_ 9 (date of adoption is required) Effective date if applicable: _J_u ly_3_1_,_2_0_0_9 (no more than 90 days after amendment file date) Adoption of Amendment(s) (CHECK ONE) IZ]Toe amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval. D The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s): "The number of votes cast for the amendment(s) was/were sufficient for approval by - ----------------- - (voting group) D The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required. D The amendment(s) ·was/were adopted by the incorporators without shareholder action and shareholder action was not required. Dated July 31/4 Signature - = - ==: '.:.._ - , - -- - (By a director, president or other offic directors or officers have not j,een selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary) Thomas W. Scozzafava (Typed or printed name of person signing) President and CEO (Title of person signing) Page 3 of3

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CERTIFICATE OF DESIGNATION SERIES C CONVERTIBLE PREFERRED STOCK ($.00 I Par Value) of HACKETT'S STORES, INC. Pursuant to General Corporation Law Hackett's Stores, Inc . , a corporation organized and existing under the law of the State of Florida (the "Corporation"), in accordance with the provisions of the General Corporation Law, DOES HEREBY CERTIFY as follows : That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, as amended ("Certificate of Incorporation"), the Board of Directors of the Corporation by resolution adopted by written consent in lieu of meeting dated July 31, 2009, adopted the following resolution creating a series of 100,000 shares of Preferred Stock, $.0001 par value per share, designated as Series C Convertible Preferred Stock: DESIGNATION AND NUMBER OF SHARES.10,000,000 shares of Series C Preferred Stock, par value $0.001 per share (the "Preferred Stock"), are authorized pursuant to Article IV of the Corporation's Amended Certificate of Incorporation (the "Series C Preferred Stock" or "Series C Preferred Shares"). DIVIDENDS. The holders of Series C Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion. LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before atiy distribution or payment shall be made to the holders of any stock ranking junior to the Series C Preferred Stock, the holders of the Series C Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $1.00 per share or, in the event ofan aggregate subscription by a single subscriber for Series C Preferred Stock in excess of$100,000, $0.997 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the "Preference Value"), plus all declared but unpaid dividends, for each share of Series C Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series C Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Common Stock. CONVERSION AND ANTI - DILUTION . (a) Each share of Series C Preferred Stock shall be convertible, at any time, and/or from time to time, into the number of shares of the Corporation's common stock, par value $0.000 I per share (the "Common Stock") equal to the price of the Series C Preferred Stock as stated in 11.6 of the Bylaws, divided by ten times the par value of the Common Stock, subject to adjustment as may be determined by the Board of Directors from time to time (the "Conversion Rate"). For example, assuming a $2 price per share of Series C Preferred Stock, and a par value of $0.0001 per share for Common Stock, each share of Series C Preferred Stock would be convertible into 2,000 shares of Common Stock. Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series C Preferred Stock of the holder's intention to convert the shares of Series C Stock, together with the holder's stock certificate or certificates evidencing the Series C Preferred Stock to be converted.

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(b) Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder's conversion of Series C Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The Common Stock shall be issued in the same name as the person who is the holder of the Series C Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of Common Stock are so registered shall be treated as a holder of shares of Common Stock of the Corporation on the date the Common Stock certificate(s) are so issued. All shares of Common Stock delivered upon conversion of the Series C Preferred Shares as provided herein shall be duly and validly issued and fully paid and nonassessable. Effective as of the Conversion Date, such converted Series C Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion. (c) The Corporation covenants that it will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting conversions of the Series C Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of the Series C Preferred Stock not converted. For purposes of this Section, the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of the Series C Preferred Stock shall be computed as if at the time of computation all the outstanding shares were held by a single holder. (d) Shares of Series C Preferred Stock are anti - dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ratio established in Section 11 . 4 (a) prior to the reverse split . The conversion rate for shares of Series C Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split . VOTING RIGHTS. Each share of Series C Preferred Stock shall have one vote for any election or other vote placed before the shareholders of the Company. PRICE. (a) The initial price of each share of Series C Preferred Stock shall be $ 2 . 00 . (b) The price of each share of Series C Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an Action Without Meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares . LOCK - UP RESTRICTIONS ON CONVERSION . . Shares of Series C Preferred Stock may not be converted into shares of Common Stock for a period of : a) six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934 ; or b) twelve (I 2 ) months if the Company does not file such public reports .

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